Exhibit 99.2

Metamaterial Inc.

CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS (UNAUDITED)

	As of March 31,2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$12,077,421	$1,395,683
Restricted Cash	795,229	—
Grants receivable	300,643	327,868
Accounts receivable	89,443	22,833
Inventory	341,174	463,382
Prepaid expenses and other current assets	501,289	514,203
Due from related parties	48,667	—

Total current assets	14,153,866	2,723,969
Intangible assets, net	4,499,147	4,476,614
Property, plant and equipment, net	3,940,190	2,761,171
Operating lease right-of-use assets	1,246,097	270,581

Total assets	$23,839,300	$10,232,335

Liabilities and stockholders’ equity (deficit)
Current liabilities
Trade and other payables	$3,019,037	$2,940,452
Due to related party	—	245,467
Current portion of long-term debt	942,947	290,544
Current portion of deferred revenues	1,942,542	1,239,927
Current portion of deferred government assistance	919,922	779,578
Current portion of operating lease liabilities	227,657	150,802
Unsecured convertible promissory notes	10,582,876	1,203,235
Secured convertible debentures	—	5,545,470

Total current liabilities	17,634,981	12,395,475
Deferred revenues	696,516	804,143
Deferred government assistance	112,020	146,510
Deferred tax liability	276,632	318,054
Unsecured convertible debentures	—	1,825,389
Long-term operating lease liabilities	1,092,432	119,779
Funding obligation	816,450	776,884
Long-term debt	2,986,769	2,743,504

Total liabilities	23,615,800	19,129,738

Stockholders’ equity (deficit)
Common stock - $Nil par value; unlimited shares authorized, 105,528,490 shares issued and outstanding at March 31, 2021, and 83,557,709 shares issued and outstanding at December 31, 2020	76,491,137	24,275,822
Additional paid-in capital	5,250,881	4,879,502
Accumulated other comprehensive income (loss)	36,844	(655,884)
Accumulated deficit	(81,555,362)	(37,396,843)

Total stockholders’ equity (deficit)	223,500	(8,897,402)

Total liabilities and stockholders’ equity (deficit)	$$23,839,300	$10,232,335

Commitments and contingencies (note 21)

Subsequent events (note 22)

The accompanying notes are an integral part of these condensed consolidated interim financial statements

On behalf of the Board:
	Director	Director

Metamaterial Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three Months Ended March 31
	2021	2020
Revenue:
Product sales	22,047	1,922
Development revenue	574,256	438,417

Total Revenue	596,303	440,339
Cost of goods sold	400	824

Gross Profit	595,903	439,515

Operating Expenses:
Selling & Marketing	396,594	170,566
General & Administrative	2,592,885	1,604,534
Research & Development	1,779,256	932,171

Total operating expenses	4,768,735	2,707,271

Other income (expense):
Interest expense, net	(450,908)	(191,804)
(Loss) Gain on foreign exchange, net	(166,444)	579,845
(Loss) Gain on financial instruments, net	(40,004,921)	242,837
Other income, net	591,907	175,668

Total other (expense) income	(40,030,366)	806,546
Loss before income taxes	(44,203,198)	(1,461,210)
Income tax recovery	44,679	43,922

Net loss	(44,158,519)	(1,417,288)

Other Comprehensive Income (Loss), net of tax
Foreign currency translation gain (loss)	21,128	(319,260)
Fair value gain on changes of own credit risk	671,600	23,124

Total Other Comprehensive Income (Loss)	692,728	(296,136)

Comprehensive loss	(43,465,791)	(1,713,424)

Basic and diluted loss per share (1)	(0.26)	(0.02)

Weighted average number of shares outstanding - basic and diluted (1)	168,864,762	85,950,169

(1)	Retroactively restated for the periods ended March 31, 2021 and 2020 for the Reverse Recapitalization as described in Note 3

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Metamaterial Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (UNAUDITED) (1)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (loss)	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance, January 1, 2021	—	—	83,557,709	24,275,822	4,879,502	(655,884)	(37,396,843)	(8,897,403)
Net loss	—	—	—	—	—	—	(44,158,519)	(44,158,519)
Other comprehensive income	—	—	—	—	—	692,728	—	692,728
Conversion of promissory notes	—	—	11,052,164	23,656,365	—	—	—	23,656,365
Conversion of secured debentures	—	—	7,672,537	22,118,782	—	—	—	22,118,782
Conversion of unsecured debentures	—	—	2,767,121	5,769,475	—	—	—	5,769,475
Conversion of long-term debt	—	—	67,597	221,842	—	—	—	221,842
Conversion of payable to related party	—	—	81,584	225,985	—	—	—	225,985
Exercise of stock options	—	—	96,867	80,382	(31,753)	—	—	48,629
Exercise of warrants	—	—	44,497	44,355	(12,771)	—	—	31,584
Exercise of broker warrants	—	—	33,242	27,147	(10,892)	—	—	16,255
Stock-based compensation	—	—	155,172	70,982	426,795	—	—	497,777

Balance, March 31, 2021	—	—	105,528,490	76,491,137	5,250,881	36,844	(81,555,362)	223,500

Balance, January 1, 2020	31,519,439	4,405,924	28,887,572	6,007,314	4,176,698	(63,879)	(25,785,584)	(11,259,527)
Net loss	—	—	—	—	—	—	(1,417,288)	(1,417,288)
Other comprehensive loss	—	—	—	—	—	(296,136)	—	(296,136)
Issuance of common stock, net	—	—	1,416,434	598,546	—	—	—	598,546
Issuance of warrants	—	—	—	(149,994)	149,994	—	—	—
Issuance of broker warrants	—	—	—	(16,144)	16,144	—	—	—
Conversion of deferred share units	—	—	283,250	51,846	(51,846)	—	—	—
Conversion of promissory notes	—	—	9,621,768	3,939,447	—	—	—	3,939,447
Conversion of preferred stock	(31,519,439)	(4,405,924)	31,519,439	9,802,233	—	—	—	5,396,309
Effect of reverse acquisition	—	—	11,706,896	2,898,268	212,566	—	—	3,110,834
Stock-based compensation	—	—	161,763	1,180,177	(786,542)	—	—	393,635

Balance, March 31, 2020	—	—	83,597,122	24,311,693	3,717,014	(360,015)	(27,202,872)	465,820

(1)	Retroactively restated from the earliest period presented for the CPM RTO (“Reverse Recapitalization”) as described in Note 3

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Metamaterial Inc.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31, 2021	March 31, 2020
	$	$
Cash flows from operating activities:
Net loss	(44,158,519)	(1,417,288)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash finance income	—	(11,824)
Non-cash interest expense	358,562	168,064
Non-cash lease expense	73,383	—
Deferred income tax	(44,679)	(43,922)
Depreciation and amortization	590,201	612,960
Unrealized foreign currency exchange loss (gain)	31,339	(629,220)
Loss (gain) on financial instruments, net	40,004,921	(242,837)
Change in deferred revenue	565,801	(80,319)
Non-cash government assistance	(348,650)	(92,292)
Loss on debt settlement	19,253	—
Stock-based compensation	426,794	342,705
Non-cash consulting expense	—	43,673
Changes in operating assets and liabilities	88,119	(1,682,818)

Net cash used in operating activities	(2,393,476)	(3,033,118)

Cash flows from investing activities:
Purchases of intangible assets	(128,209)	(12,062)
Purchases of property, plant and equipment	(1,477,329)	(171,794)
Proceeds from reverse recapitalization	—	3,072,136

Net cash (used in) provided by investing activities	(1,605,538)	2,888,280

Cash flows from financing activities:
Proceeds from long-term debt	1,096,262	25,783
Repayments of long-term debt	(12,098)	(18,860)
Proceeds from government grants	223,384	198,286
Proceeds from unsecured promissory notes	13,963,386	—
Proceeds from unsecured convertible debentures	—	330,782
Proceeds from issuance of common stock and warrants, net	—	598,546
Proceeds from stock option exercises	48,629	—
Proceeds from warrants exercises	31,584	—
Proceeds from broker warrants exercises	16,255	—

Net cash provided by financing activities	15,367,402	1,134,537

Net increase in cash, cash equivalents and restricted cash	11,368,388	989,699
Cash, cash equivalents and restricted cash at beginning of the period	1,395,683	407,061
Effects of exchange rate changes on cash, cash equivalents and restricted cash	108,579	(67,443)

Cash, cash equivalents and restricted cash at end of the period	12,872,650	1,329,317

Supplemental cash flow information

Accrued purchases of property, equipment and patents	127,456	85,938
Right-of-use assets obtained in exchange for lease liabilities	1,300,573	—
Settlement of liabilities in common stock	52,063,431	—
Interest paid on debt	64,528	—

The accompanying notes are an integral part of these condensed consolidated interim financial statements

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

1.	Corporate information

Metamaterial Inc. (the “Company” or “MMI”) is a smart materials and photonics company specializing in metamaterial research and products, nanofabrication, and computational electromagnetics. The Company’s registered office is located at 1 Research Drive, Halifax, Nova Scotia, Canada.

Reverse acquisition

On December 14, 2020, the Company (formerly known as “Torchlight Energy Resources, Inc.” or “Torchlight”) and its subsidiaries, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc., “Canco”) and 2798831 Ontario Inc. (“Callco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“MMI”), to acquire all of the outstanding common stock of MMI by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement (the “Torchlight RTO”). On June 25, 2021, the Company implemented a reverse stock split, changed its name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.” and changed its trading symbol from “TRCH” to “MMAT”. On June 28, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed.

On June 28, 2021, and pursuant to the completion of the Arrangement Agreement, Meta Materials Inc. (“META”) began trading on the NASDAQ under the symbol “MMAT” while MMI common stock was delisted from the Canadian Securities Exchange (“CSE”) and at the same time, Metamaterial Exchangeco Inc., a wholly owned subsidiary of META, started trading under the symbol “MMAX” on the CSE.

For accounting purposes, the legal subsidiary, MMI, has been treated as the accounting acquirer and Torchlight, the legal parent, has been treated as the accounting acquiree. The transaction has been accounted for as a reverse acquisition in accordance with ASC 805-Business Combinations.

Reverse recapitalization

Prior to the Torchlight RTO and on March 5, 2020, Metamaterial Inc. (“MMI” or “Resulting Issuer”) and Metamaterial Technologies Inc. (“MTI”) completed a business combination by way of a three-cornered amalgamation pursuant to which MTI amalgamated with a subsidiary of Continental Precious Minerals Inc. (“CPM”), known as Continental Precious Minerals Subco Inc. (“CPM Subco”), to become “Metacontinental Inc.” (the “CPM RTO”). The CPM RTO was completed pursuant to the terms and conditions of an amalgamation agreement dated August 16, 2019 between CPM, MTI and CPM Subco, as amended March 4, 2020. Following the completion of the RTO, Metacontinental Inc. is carrying on the business of the former MTI, as a wholly-owned subsidiary of the CPM. In connection with the RTO, CPM changed its name effective March 2, 2020 from Continental Precious Minerals Inc. to Metamaterial Inc. The common stock of CPM were delisted from the TSX Venture Exchange on March 4, 2020 and were posted for trading on the Canadian Securities Exchange (“CSE”) on March 9, 2020 under the symbol “MMAT”.

For accounting purposes, the legal subsidiary, MTI, has been treated as the accounting acquirer and CPM, the legal parent, has been treated as the accounting acquiree. The transaction has been accounted for as a reverse recapitalization. Accordingly, these condensed consolidated interim financial statements are a continuation of MTI consolidated financial statements prior to March 5, 2020 and exclude the balance sheets, statements of operations and comprehensive loss, statement of changes in stockholder’s equity and statements of cash flows of CPM prior to March 5, 2020. See note 3 for additional information.

All references to numbers of common stock, stock options, warrants or DSUs in the statements of stockholder’s equity and in the notes to the condensed consolidated interim financial statements been retroactively restated to reflect as if the CPM Reverse Takeover had taken place as of the beginning of the earliest period presented. (note 3)

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

Impact of COVID-19 on the Company’s Business

During March 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. This has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response, the Company’s management implemented a Work-From-Home policy for management and non-engineering employees in all of the Company’s locations for the remaining period of the year. Engineering staff continued to work on given tasks and follow strict safety guidelines. As of August 2021, the majority of the Company’s employees have returned to the workplace. Although the Company’s supply chain has slowed down, the Company is currently able to maintain inventory of long lead items and is working with its suppliers to optimize future supply orders

COVID-19 has impacted the Company’s 2020 and 2021 sales of its metaAIR® laser protection eyewear product. Worldwide restrictions on travel are significantly impacting the airline industry and purchasing of metaAIR eyewear has not been the primary spending focus of airline companies emerging from the financial impacts of COVID-19, however, the Company is pursuing sales in adjacent markets such as consumer, military and law enforcement. The situation is dynamic and the ultimate duration and magnitude of the impact of COVID-19 on the economy and financial effect specific to the Company cannot be quantified or known at this time.

2.	Significant accounting policies

Basis of presentation - These unaudited condensed consolidated interim financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s fiscal year-end is December 31.

These unaudited condensed consolidated interim financial statements do not include all of the information and notes required by US GAAP for annual financial statements. Accordingly, these unaudited interim condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes for the years ended December 31, 2020 and 2019, filed with the Securities and Exchange Commission (“SEC”) on Form 8-K/A.

Functional and reporting currency - Items included in the condensed consolidated interim financial statements of each of the Company and its subsidiaries are measured using the currency of the primary economic environment in which the entity operates (the ‘functional currency’). The condensed consolidated interim financial statements are presented in US Dollars, which is the Company’s reporting currency.

•

transactions and balances - Foreign currency transactions are measured into the functional currency using the exchange rates prevailing at the dates of the associated transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the measurement at quarter end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations.

•	translation - The results and financial position of all subsidiaries that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•	Company’s assets and liabilities are translated at the closing rate at the date of the balance sheet;

•	Company’s income and expenses are translated at average exchange rates;

•	Company’s all resulting exchange differences are recognized in other comprehensive income, a separate component of equity.

Principles of consolidation – These condensed consolidated interim financial statements include all of the accounts Metamaterial Inc. and its wholly owned subsidiaries, Metamaterial Technologies Canada Inc., Metamaterial Technologies USA Inc., Medical Wireless Sensing Limited, Lamda Guard Inc., Lamda Lux Inc., and Lamda Solar Inc. (the “Subsidiaries”). All intercompany balances and transactions have been eliminated upon consolidation.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

Use of estimates - The preparation of the condensed consolidated interim financial statements in conformity with US GAAP requires management to make estimates and certain assumptions that affect the amounts reported in these condensed consolidated interim financial statements and accompanying notes. Actual results could differ from these estimates. Significant items subject to such estimates and assumptions include the useful lives of fixed assets; the valuation of financial instruments measured at fair value, lease liabilities and right-of-use assets, and stock-based compensation.

Other significant accounting policies

The Company’s accounting policies have not materially changed during the three months ended March 31, 2021 from those disclosed in the consolidated financial statements for the year ended December 31, 2020 filed in Form 8-K/A.

Recently adopted accounting pronouncements

ASU 2019-12

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, in December 2019. ASU 2019-12 removes certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplifies US GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for the Company’s interim and annual reporting periods beginning after December 15, 2020.

An entity will apply the new standard on the retrospective, modified retrospective or prospective basis, depending on the amendment. Early adoption is permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company does not expect its adoption of ASU 2019-12 to have a material impact on the Company’s balance sheets, statement of operations and cash flows.

Adoption of the ASU as of its effective date had no material impact on the Company’s balance sheets, statement of operations and cash flows.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

3.	Reverse take-over transaction (CPM RTO)

As outlined in note 1, on August 16, 2019, MTI entered into an Amalgamation Agreement (“Amalgamation Agreement”) with CPM, a Canadian public company listed on the CSE in relation to a Reverse Takeover transaction of CPM by MTI (“CPM RTO”). On October 10, 2019, CPM shareholders approved matters ancillary to the transaction and on November 25, 2019, MTI shareholders approved the CPM RTO. Subject to an amendment to the Amalgamation Agreement dated March 4, 2020, the CPM RTO was completed on March 5, 2020.

The CPM RTO was completed by the way of three-cornered amalgamation, whereby MTI was amalgamated with CPM Subco and holders of stock of MTI received common stock of the Resulting Issuer (“Resulting Issuer Common Stock”) as consideration. Pursuant to the Amalgamation Agreement, the holders of the common stock of MTI (“MTI Common Stock”) and holders of MTI’s Class A-1 preferred stock of MTI received Resulting Issuer Common Stock in exchange for their MTI Common Stock at a ratio of 2.75 Resulting Issuer Common Stock for each MTI Common Share or Class A-1 Preferred share held. Also pursuant to the Amalgamation Agreement, the holders of MTI’s Class A-2 preferred stock received 4.125 Resultant Issuer Common Stock for each Class A-2 preferred share held.

Upon completion of the CPM RTO, all of MTI’s outstanding options, deferred share units and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire MTI Common Stock were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire Resulting Issuer Common Stock. Immediately following the completion of the CPM RTO, the former security holders of MTI owned approximately 86% of the Resulting Issuer Common Stock, on a fully diluted basis; accordingly, the former shareholders of MTI, as a group, retained control of the Resulting Issuer, and while CPM was the legal acquirer of MTI, MTI was deemed to be the acquirer for accounting purposes. As CPM did not meet the definition of a business as defined in ASC 805 - Business Combinations, the acquisition is not within the scope of ASC 805 and was considered to be a reverse recapitalization.

Reverse recapitalization accounting applies when a non-operating public shell company (CPM) acquires a private operating company (MTI) and the owners and management of the private operating company have actual or effective voting and operating control of the combined company. A reverse recapitalization is equivalent to the issuance of stock by the private operating company for the net monetary assets of the public shell corporation accompanied by a recapitalization with accounting similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

Since the transaction was treated as capital transaction in substance, the consideration transferred was assumed to equal the fair value of CPM’s net monetary assets of $3,110,834. Consideration transferred was then allocated between stock and options based on the fair value of the options deemed to have been issued. Accordingly, $212,566 has been allocated to options as outlined in the condensed consolidated interim statements of changes in stockholders’ equity with the remainder $2,898,268 allocated to common stock.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

The carrying value of CPM’s assets and liabilities have been assumed to approximate their fair values, due to their short-term nature. The following table summarizes the monetary assets acquired and liabilities assumed using the March 5, 2020 exchange rate of 1.00 CAD = $0.7454 USD:

	Amount (CA$)	Amount (US$)
Cash and cash equivalents	4,174,979	3,112,172
Marketable securities	4,392	3,274
Accounts receivable	27,201	20,277
Accounts payable and accrued liabilities	(33,388)	(24,889)

	4,173,184	3,110,834

The fair value of CPM’s 700,000 options issued has been estimated using the Black-Scholes option pricing model with the following assumptions:

Risk free interest rate		0.83% - 0.96%
Expected volatility		117% - 134%
Expected dividend yield		0%
Expected forfeiture rate		0%
Fair value of Resulting Issuer Common Share	CA$	0.62
Exercise price of the options	CA$	0.35
Expected term for directors resigning from CPM board		6 months RTO
Expected term for a director continuing as Resulting Issuer director		8-years RTO

4.	Related party transactions

As of March 31, 2021, and December 31, 2020, receivables due from a related party (Lamda Guard Technologies Ltd, or “LGTL” were $48,667 and $nil, respectively. On March 16, 2021, MMI converted an amount of $290,230 owing to LGTL into 81,584 common stock for a price per share of CA$4.51. The conversion price of CA$4.51 per share represented a 10% premium to the CA$4.10 closing price of MMI share on the CSE at the close of business on March 12, 2021. MMI has recognized the common stock issued in the condensed consolidated interim statements of changes in stockholders’ equity at fair value at time of conversion to be $225,985 and recorded the difference of $64,245 between the fair value of the common stock and the carrying value of the liability as loss on debt settlement in the condensed consolidated interim statements of operations and comprehensive loss.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

5.	Inventory

Inventory consists of photosensitive materials, lenses, laser protection film and finished eyewear, and is comprised of the following:

	March 31, 2021	December 31, 2020
	$	$

Raw materials	260,946	378,265
Supplies	13,862	14,414
Work in process	66,366	69,381
Finished goods	—	1,322

Total inventory	341,174	463,382

6.	Property, plant and equipment, net

Property, plant and equipment consist of the following:

	As of
	Useful life (years)	March 31, 2021 $	December 31, 2020 $
Computer equipment	3 - 5	165,413	163,856
Computer software	1	259,756	256,554
Manufacturing equipment	2 - 5	7,093,598	6,645,986
Office furniture	5 - 7	100,325	99,234
Enterprise Resource Planning software	5	212,878	210,254
Assets under construction	N/A	1,559,542	424,393

		9,391,512	7,800,277
Accumulated depreciation and impairment		(5,451,322)	(5,039,106)

		3,940,190	2,761,171

Depreciation expense for the three months ended March 31, 2021, and 2020 was $361,773 and $418,694, respectively.

Property, plant and equipment is pledged as security under a General Security Agreement (a “GSA”) signed in favor of the Royal Bank of Canada (“RBC”) on July 14, 2014, which is related to the Company’s corporate bank account and credit card and includes all property, plant and equipment and intangible assets.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

7.	Unsecured convertible promissory notes

	Three months ended March 31, 2021 $			Year ended December 31, 2020 $
	Bridge loan (a)	Torchlight (b)	Total	Bridge loan (a)	Torchlight (b)	Total
Beginning balance	538,020	665,215	1,203,235	—	—	—
Issued	3,963,386	10,000,000	13,963,386	378,042	1,000,000	1,378,042
Interest accrued	17,804	109,938	127,742	2,698	12,701	15,399
Fair value (gain) loss due to own credit risk	—	(5,554)	(5,554)	—	14,132	14,132
Fair value loss (gain) due to other factors	19,163,417	(191,973)	18,971,444	139,609	(354,839)	(215,230)
Unrealized foreign currency exchange(gain)	—	(104,678)	(104,678)	—	(23,849)	(23,849)
Foreign currency translation adjustment	(26,262)	109,928	83,666	17,671	17,070	34,741
Conversion to common stock	(23,656,365)	—	(23,656,365)	—	—	—

Ending balance	—	10,582,876	10,582,876	538,020	665,215	1,203,235

a)

In November 2020, MMI entered into a commitment letter (the “Commitment Letter”) with a stockholder of MMI, pursuant to which the stockholder provided up to CA$5,500,000 in debt financing (the “Bridge Loan”) to fund MMI’s continued operations while MMI worked toward completion of the Proposed Transaction with Torchlight. Pursuant to the Commitment Letter, MMI was able to draw up to CA$500,000 monthly beginning in November 2020. The Bridge Loan bore interest at the rate of 8% per annum, payable monthly in arrears. The principal amount and any accrued but unpaid interest was due and payable on the 10th business day after the closing of the Proposed Transaction, or on November 29, 2022 if the Transaction did not close before that date. At the option of the holder, the Bridge Loan, or any portion of the Bridge Loan and accrued but unpaid interest was convertible into MMI Common Stock at a conversion price of CA$0.50 per share, subject to customary adjustments. MMI had the option to repay the Bridge Loan in whole or in part, without penalty, at any time on or after March 28, 2021.

MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument on December 31, 2020 and recorded a fair value loss of $139,609 in the statements of operations. There was no change in instrument specific credit risk.

On February 16, 2021, the total Bridge Loan of $4,361,930 of principal and accrued interest was converted at CA$0.50 per share into 11,052,164 common stock, in accordance with the terms of the bridge financing. MMI has remeasured the instrument as of the conversion date and recognized a non-cash realized fair value loss of $19,163,417 and the full amount of $23,656,365 was reclassified into the condensed consolidated interim statements of changes in stockholders’ equity.

b)

On September 15, 2020, MMI entered into a non-binding Letter of Intent (the “LOI”) with Torchlight pursuant to which, Torchlight loaned MMI three unsecured convertible promissory notes totaling $11,000,000. These Unsecured Convertible Promissory Note bore interest at 8% annually, with principal and interest due and payable on the maturity date. If MMI and Torchlight had not entered into a Definitive Agreement, or the Definitive Agreement is terminated, then the Unsecured Convertible Promissory Notes and all accrued and unpaid interest were convertible at the option of the holder into common stock of the Company at the conversion prices set out below. The Company may repay all or part of the Unsecured Convertible Promissory Notes, plus any accrued and unpaid interest, without penalty on or after 120 days from the note issuance date.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

	Tranche 1		Tranche 2		Tranche 3
Face value of notes issued		$500,000		$500,000		$10,000,000
Issuance date		September 20, 2020		December 16, 2020		February 18, 2021
Maturity date		September 20, 2022		December 16, 2022		February 18, 2022
Interest rate		8%		8%		8%
Conversion price	CA$	0.35	CA$	0.62	CA$	2.80

The conversion option was a foreign currency embedded derivative as the note was denominated in USD and the conversion price was in Canadian dollars. MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument on March 31, 2021 and recorded fair value gain of $197,527, of which $5,554 was a gain recorded in other comprehensive income relating to instrument specific credit risk and $191,973 was a gain recorded in the statements of operations.

8.	Secured convertible debentures

	Three months ended March 31, 2021 $	Year ended December 31, 2020 $

Beginning balance	5,545,470	—
Issued	—	3,630,019
Interest accrued	121,860	508,757
Interest paid	(64,528)	(285,154)
Fair value loss due to own credit risk	—	511,699
Fair value loss due to other factors	16,408,482	865,280
Foreign currency translation adjustment	107,498	314,869
Conversion to common stock	(22,118,782)	—

Ending balance	—	5,545,470

On April 3, 2020, MMI issued CA$5,000,000 in Secured Debentures to BDC Capital Inc.(“BDC”), a wholly owned subsidiary of the Business Development Bank of Canada. The Secured Debentures mature on October 31, 2024, and bear interest at a rate of 10.0% per annum, payable monthly in cash. In addition to the cash interest, the Secured Debentures accrued a non-compounding payment in kind (“PIK”) of 8% per annum. The PIK may get reduced by up to 3% (reduced to as low as 5% per annum) upon meeting certain conditions. BDC may elect to have the PIK paid in cash.

The Secured Debentures and the PIK are convertible in full or in part, at BDC’s option, into MMI common stock at any time prior to their maturity at a conversion price of CA$0.70 (the “Conversion Price”) or MMI may force the conversion of Secured Debentures if MMI’s common stock are trading on the CSE on a volume-weighted average price greater than 100% of the Conversion Price (i.e. greater than CA$1.40) for any 20 consecutive trading days with a minimum daily volume of at least 100,000 Common Stock.

MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument on December 31, 2020 and recorded a fair value loss of $1,376,979, of which $511,699 was recorded in other comprehensive income relating to instrument specific credit risk and $865,280 was recorded in the statements of operations.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

The secured debentures were subject to a covenant clause, whereby MMI was required to maintain a working capital ratio of no less than 3:1. Working capital ratio excluded deferred revenue and deferred government assistance from current liabilities. MMI did not fulfil the ratio as required in the contract and consequently, the secured debentures were reclassified as a current liability as at December 31, 2020.

On March 3, 2021, MMI forced the conversion of the Secured Debentures pursuant to the terms of the agreement with BDC. The total debentures balance of $3,910,954 was converted at CA$0.70 per share into 7,672,537 common stock. MMI remeasured the liability as of the conversion date and recognized a non-cash realized fair value loss of $16,408,482 and the full amount of $22,118,782 was reclassified into the condensed consolidated interim statements of changes in stockholders’ equity. All security interests held by BDC on assets of MMI were immediately discharged.

In addition, the accumulated losses in OCI of $511,699 were recycled to the statements of operations.

9.	Unsecured convertible debentures

Unsecured convertible debentures (the “Unsecured Debentures”) consist of the following:

	Three months ended March 31, 2021 $	Year ended December 31, 2020 $

Beginning balance	1,825,389	585,267
Issued	—	693,784
Interest accrued	23,660	147,304
Fair value loss due to own credit risk	—	154,347
Fair value loss due to other factors	3,914,931	189,708
Foreign currency translation adjustment	5,495	54,978
Conversion to common stock	(5,769,475)	—

Ending balance	—	1,825,389

On December 10, 2019, an agreement was signed to convert an existing CA$250,000 short-term loan into an Unsecured Debenture, and also during December 2019, MMI issued an additional CA$500,000 in Unsecured Debentures to the same investor, under the same terms.

During the year ended December 31, 2020, MMI issued an additional CA$950,000 in Unsecured Debentures to individuals and companies under the same terms as previous issues.

The Unsecured Debentures bear interest at a fixed rate of 1% per month, compounding monthly and have a maturity date of April 30, 2025. Each Unsecured Debenture is convertible at the option of the holder into MMI common stock at a price of CA$0.70 per share. Following completion of the RTO, MMI may elect to repay the outstanding amounts owing under the Unsecured Debentures in cash or in stock at conversion price of CA$0.70 upon meeting certain conditions or the holder can convert the Unsecured Debentures at CA$0.70 or the Unsecured Debentures can be converted at maturity at the greater of 80% of 10 day volume-weighted average price of the Resulting Issuer’s common stock or the closing price on the preceding trading day less the maximum permitted discount by the exchange.

MMI elected to measure the financial instrument at fair value. MMI subsequently remeasured the instrument on December 31, 2020 and recorded a fair value loss of $344,055, of which $154,347 was recorded in other comprehensive income relating to instrument specific credit risk and $189,708 was recorded in the statements of operations.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

On February 16, 2021, MMI converted $1,439,103 of principal and accrued interest of Unsecured Debentures at CA$0.70 per share into 2,767,121 common stock in accordance with the terms of their debt instruments. MMI has remeasured the liability as of the conversion date and recognized a non-cash realized fair value loss of $3,914,931 and the full amount of $5,769,475 was reclassified into the condensed consolidated interim statements of changes in stockholders’ equity.

In addition, the accumulated losses in OCI of $154,347 were recycled to the statements of operations.

10.	Long-term debt

	March 31, 2021 $	December 31, 2020 $
ACOA Business Development Program (“BDP”) 2012 interest-free loan[1] with a maximum contribution of CA$500,000, repayable in monthly repayments commencing October 1, 2015 of CA$5,952 until June 1, 2023. Loan repayments were temporarily paused effective April 1, 2020 until January 1, 2021 as a result of the COVID-19 outbreak. As at March 31, 2021, the amount drawn down on the loan, net of repayments, is CA$160,715 (2020 - CA$178,571).	118,800	129,384
ACOA Atlantic Innovation Fund (“AIF”) 2015 interest-free loan[1,2] with a maximum contribution of CA$3,000,000. Annual repayments, commencing June 1, 2021, are calculated as a percentage of gross revenue for the preceding fiscal year, at Nil when gross revenues are less than CA$1,000,000, 5% when gross revenues are less than CA$10,000,000 and greater than CA$1,000,000, and CA$500,000 plus 1% of gross revenues when gross revenues are greater than CA$10,000,000. As at March 31, 2021, the amount drawn down on the loan is $CA3,000,000 (2020 - CA$3,000,000).	1,540,091	1,458,954
ACOA BDP 2018 interest-free loan[1,3] with a maximum contribution of CA$3,000,000, repayable in monthly repayments commencing June 1, 2021 of CA$31,250 until May 1, 2029. As at March 31, 2021, the amount drawn down on the loan, net of repayments, is CA$3,000,000 (2020 - CA$3,000,000).	1,350,767	1,285,307
ACOA BDP 2019 interest-free loan[1] with a maximum contribution of CA$100,000, repayable in monthly repayments commencing June 1, 2021 of CA$1,400 until May 1, 2027. As at March 31, 2021, the amount drawn down on the loan is CA$62,165 (2020 - CA$62,165).	31,675	30,138
ACOA Regional Relief and Recovery Fund (“RRRF”) 2020 interest-free loan with a maximum contribution of CA$390,000, repayable on monthly repayments commencing April 1, 2023 of CA$11,000 until April 1, 2026. As at March 31, 2021, the amount drawn down on the loan is CA$390,000 (2020 - $Nil).	93,154	—
Stockholder loan bearing no interest. The loan proceeds are provided as collateral to a letter of credit and are recorded as restricted cash. The loan is repayable upon any reduction of the letter of credit. In the event that the bank draws on the collateral or the collateral has not been returned in full by December 31, 2021, then the outstanding balance of collateral will be considered a demand promissory note with 1% interest charge per month compounded monthly beginning January 1, 2022.	795,229	—
CAIXA Capital loan bearing interest at 6-month EURIBOR rate plus 4% interest spread. The loan principal and interest are fully repayable on January 15, 2025. On March 12, 2021, the principal loan balance with outstanding interest totaling $209,506 (EUR 171,080) was converted into MMI common stock at CA$3.87 per share[4]. Pursuant to the conversion, CAIXA Capital was issued 67,597 MMI common stock.	—	130,265

	3,929,716	3,034,048
Less: current portion	942,947	290,544

	2,986,769	2,743,504

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

[1]

The Company was required to maintain a minimum balance of positive equity throughout the term of the loan. However, on November 14, 2019, ACOA waived this requirement for the period ending June 30, 2019 and for each period thereafter until the loan is fully repaid.

[2]

The carrying amount of the ACOA AIF loan is reviewed each reporting period and adjusted as required to reflect management’s best estimate of future cash flows, discounted at the original effective interest rate.

[3]

A portion of the ACOA BDP 2018 loan was used to finance the acquisition and construction of manufacturing equipment resulting in $425,872 recorded as deferred government assistance, which is being amortized over the useful life of the associated equipment. The Company recorded the amortization expense for the three months ended March 31, 2021 of $36,020 (three months ended March 31, 2020 - $33,572) as government assistance in the condensed consolidated interim statements of operations and comprehensive loss.

[4]

MMI has recognized the common stock issued in the condensed consolidated interim statements of changes in stockholders’ equity at fair value at time of conversion to be $221,842 and recorded the difference of $88,763 between the fair value of the common stock and the carrying value of the long-term debt as loss on debt settlement in the condensed consolidated interim statements of operations and comprehensive loss.

11.	Capital stock

Common stock

Authorized: Unlimited number of common stock, no par value.

All references to numbers of common stock in the condensed consolidated interim statements of changes in stockholders’ equity and in the notes to the condensed consolidated interim financial statements been retroactively restated to reflect as if the CPM Reverse Takeover had taken place as of the beginning of the earliest period presented. To reflect this restatement, common stock figures issued pre-CPM RTO have been multiplied by the CPM conversion ratio of 2.75.

During the three months ended March 31, 2021, the Company converted unsecured convertible promissory notes of $23,656,365, secured convertible debentures of $22,118,782 and, unsecured convertible debentures of $5,769,475 into common stock. The Company remeasured the financial liabilities at fair value as of respective conversion dates and recognized a non-cash realized loss of $39,486,830 in the condensed consolidated interim statements of operations. The Company subsequently reclassified the remeasured liabilities into common stock. The number of stock issued were calculated as the total outstanding principal and interest of each liability multiplied by the conversion price stated in each respective instrument’s agreement.

During the three months ended March 31, 2021, the Company converted long-term debt of $133,080 and due to related party of $295,419 into common stock. The Company recorded the common stock issued at fair value using the Company’s stock price at the time of conversion. The Company recognized $447,827 in common stock. The resulting net loss, calculated as the difference between the fair value of common stock and the carrying value of the liabilities of $19,328, was recorded in other income in the condensed consolidated interim statements of operations and comprehensive loss. The number of stock issued was calculated as the total outstanding principal and interest of each liability multiplied by the agreed upon conversion price.

During the three months ended March 31, 2021, the Company issued 155,172 common stock at CA$0.58 per stock as compensation in exchange for a fairness opinion obtained with respect to the Torchlight RTO. The Company paid CA$90,000 in cash in 2020 and agreed to settle the remaining CA$90,000 in common stock. The Company has recognized the stock-based payment in trade and other payables in 2020 until the stock were issued in 2021.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

Warrants

Prior to completion of the CPM RTO on March 5, 2020, every two warrants had the right to purchase one MTI common stock for CA$2.475 per share.

Pursuant to the completion on the CPM RTO on March 5, 2020, MTI warrants were adjusted such that one warrant has the right to purchase one MMI Common Stock for CA$0.90 per share.

The following table summarizes the changes in warrants of the Company:

	Three months ended March 31, 2021		Year ended December 31, 2020
	Number of warrants [1]	Amount [1]	Number of warrants [1]	Amount [1]
	#	$	#	$

Balance, beginning of period	1,651,356	402,883	862,258	132,299
Issued	—	—	789,098	166,916
Adjustment to 2019 warrants	—	—	—	103,668
Exercised	(44,497)	(12,771)	—	—

Balance, end of period	1,606,859	390,112	1,651,356	402,883

[1]

All references to numbers of warrants have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of warrants issued pre-CPM RTO have been divided by 2 and multiplied by the 2.75 CPM conversion ratio. There were no warrants issued post CPM RTO.

Broker warrants

Prior to the completion of the CPM RTO on March 5, 2020, every MTI broker warrant had the right to purchase one MTI common stock for CA$1.70 per share.

Pursuant to the completion of the CPM RTO on March 5, 2020, each MTI broker warrant was converted into 1.845 MMI warrants, and the exercise price was updated to be CA$0.62.

The following table summarizes the changes in broker warrants of the Company:

	Three months ended March 31, 2021		Year ended December 31, 2020
	Number of warrants [1]	Amount [1]	Number of warrants [1]	Amount [1]
	#	$	#	$

Balance, beginning of period	52,868	16,144	—	—
Issued	—	—	52,868	16,144
Exercised	(33,242)	(10,892)	—	—

Balance, end of period	19,626	5,252	52,868	16,144

[1]

All references to numbers of broker warrants have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of broker warrants issued pre-CPM RTO have been multiplied by the 2.75 CPM conversion ratio. There were no broker warrants issued post-CPM RTO.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

There were no warrants granted during the three months ended March 31, 2021. The fair value of warrants and broker warrants issued during 2020 were estimated using the Black-Scholes option pricing model with the following inputs and assumptions:

Year ended December 31, 2020
Risk free interest rate	0.80% -1.43%
Expected volatility	134%
Expected dividend yield	0%
Expected forfeiture rate	0%
MTI common stock price	1.70
Exercise price per MTI common stock	$1.70 - $2.475
Expected term of warrants	24 Months post CPM RTO

12.	Stock-based payments

DSU Plan

Each share option is convertible at the option of the holder into one common share of the Company.

On March 28, 2013, the Company implemented a Deferred Stock Unit (DSU) Plan for its directors, employees and officers. Directors, employees and officers are granted DSUs of the Company with immediate vesting as a form of compensation. Each unit is convertible at the option of the holder into one common share of the Company. Eligible individuals are entitled to receive all DSUs (including dividends and other adjustments) no later than December 1 of the first calendar year commencing after the time of termination of their services.

On March 5, 2020 and pursuant to the CPM RTO, each MTI DSU was converted into 2.75 MMI DSUs.

The following table summarizes the change in outstanding stock DSUs of the Company:

	Three months ended March 31, 2021	Year ended December 31, 2020
	# [1]	# [1]

Outstanding, beginning of period	1,872,750	2,156,000
Converted into common stock	—	(283,250)

Outstanding, end of period	1,872,750	1,872,750

Information concerning units outstanding is as follows:

	March 31, 2021	December 31, 2020
Issue price	Number of units	Number of units
	# [1]	# [1]

CA$0.50	1,815,000	1,815,000
CA$0.95	57,750	57,750

	1,872,750	1,872,750

[1]

All references to numbers of DSUs have been retroactively restated to reflect as if CPM RTO had taken place as of the beginning of the earliest period presented. The numbers of DSUs issued pre-CPM RTO have been multiplied by the 2.75 CPM conversion ratio. There were no DSUs issued post-CPM RTO.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

Employee Stock Option Plan

Each stock option is convertible at the option of the holder into one common stock of the Company.

The Company has an Employee Stock Option Plan [the “Plan”] for directors, officers, and employees. Unless otherwise determined by the Board of Directors, 25% of the options shall vest and become exercisable on the first anniversary of the grant date and 75% of the stock issuable under the Plan shall vest and become exercisable in equal monthly installments over the three-year period commencing immediately after the first anniversary of the grant date. The option exercise price will not be less than the fair market value of a share on the grant date, as determined by the Board of Directors, taking into account any considerations which it determines to be appropriate at the relevant time. The exercise price of the stock options is equal to the market price of the underlying stock on the date of the grant. The contractual term of the stock options is 10 years and there are no cash settlement alternatives for the employees.

During the year ended December 31, 2020, the Company’s existing MTI options were converted at a ratio of 2.75 MMI options for each MTI option pursuant to the CPM RTO. Also, as part of the CPM RTO, 700,000 stock options were issued to executives and directors of CPM. Additionally, and subsequent to the completion of the CPM RTO, the Company granted 7,264,000 options to employees and directors, 487,000 of which vested upon grant and 6,777,000 of which vest over 1-4 years. Subsequent to the completion of the CPM RTO, 1,403,500 stock options were forfeited as a result of employee departures and 1,133,261 options expired unexercised.

Total stock-based compensation expense included in the condensed consolidated interim statements of operations was as follows:

	Three months ended March 31,
	2021	2020

Selling & Marketing	11,269	19,128
General & Administrative	243,890	292,138
Research & Development	171,635	31,439

	426,794	342,705

The following table summarizes the change in outstanding stock options of the Company:

	Weighted Average exercise price per stock option $		Three months ended March 31, 2021 Number of options	Weighted Average exercise price per stock option $		Year ended December 31, 2020 Number of options # [1]
			#[1]

Outstanding, beginning of period	CA$	0.61	13,266,942	CA$	0.60	7,860,328
Issued to CPM executives and directors pursuant to CPM RTO			—	CA$	0.35	700,000
Granted			—	CA$	0.62	7,264,000
Exercised	CA$	0.64	(96,866)			—
Forfeited	CA$	0.62	(18,333)	CA$	0.62	(1,424,125)
Expired			—	CA$	0.50	(1,133,261)

Outstanding, end of period	CA$	0.61	13,151,743	CA$	0.61	13,266,942

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

Below is a summary of the outstanding options as at March 31, 2021:

Exercise price	Number outstanding	Number exercisable
$	# [1]	# [1]

CA$0.62	12,649,243	7,265,600
CA$0.27	302,500	302,500
CA$0.35	200,000	200,000

	13,151,743	7,768,100

Below is a summary of the outstanding options as at December 31, 2020:

Exercise price	Number outstanding	Number exercisable
$	# [1]	# [1]

CA$0.62	12,764,442	5,223,175
CA$0.27	302,500	302,500
CA$0.35	200,000	200,000

	13,266,942	5,725,675

[1]

All references to numbers of stock options have been retroactively restated to reflect as if the CPM RTO had taken place as of the beginning of the earliest period presented. The number of stock options issued pre-CPM RTO have been multiplied by 2.75 CPM conversion ratio.

The weighted average remaining contractual life for the stock options outstanding as at March 31, 2021 was 8.09 (December 31, 2020 – 8.36) years. The weighted average fair value of MMI options granted during the three months ended March 31, 2021 was $Nil (year ended December 31, 2020 - $0.39).

There were no options granted during the three months ended March 31, 2021. The fair value of options granted during 2020 was estimated at the date of grant using the following weighted-average assumptions:

Employee Stock Option Plan 2020

Dividend yield [%]	—
Volatility	52%-134%
Risk-free interest rate	0.73%
Expected term (in years)	7.48 years

The expected life of the stock options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

13.	Income taxes

The Company estimates its annual effective income tax rate in recording its quarterly provision for income taxes in the various jurisdictions in which it operates. Statutory tax rate changes and other significant or unusual items are recognized as discrete items in the quarter in which they occur.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

The Company’s effective tax rate for the three months ended March 31, 2021 and 2020 differs from the statutory rates due to valuation allowance as well as different domestic and foreign statutory tax rates.

The Company recorded no current income tax provision for the three months ended March 31, 2021 and 2020 due to losses incurred. The Company recorded the following deferred tax recovery for the three months ended March 31, 2021 and 2020 as follows:

	Three months ended March 31,
	2021	2020

Deferred tax recovery	44,679	43,922

The Company has not yet been able to establish profitability or other sufficient significant positive evidence, to conclude that its deferred tax assets are more likely than not to be realized. Therefore, the Company continues to maintain a valuation allowance against its deferred tax assets.

14.	Net loss per share

The following table sets forth the calculation of basic and diluted net loss per share during the periods presented:

	Three months ended March 31,
	2021	2020

Numerator:
Net loss	(44,158,519)	(1,417,288)

Denominator:
Weighted-average shares, basic	168,864,762	85,950,169
Weighted-average shares, diluted	168,864,762	85,950,169

Net loss per share
Basic	(0.26)	(0.02)
Diluted	(0.26)	(0.02)

The following potentially dilutive shares were not included in the calculation of diluted shares above as the effect would have been anti-dilutive:

	Three months ended March 31,
	2021	2020

Convertible debt	—	2,520,876
Options	24,264,952	24,196,620
Warrants	3,000,844	3,144,272
DSUs	3,455,224	3,455,224

	30,721,020	33,316,992

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

15.	Additional cash flow information

The net changes in non-cash working capital balances related to operations consist of the following:

	Three months ended March 31, 2021	Three months ended March 31, 2020
	$	$

Grants receivable	30,436	91,669
Inventory	126,939	(155,562)
Other receivables	(66,258)	(213,619)
Prepaid expenses	30,782	(54,233)
HST receivable	(13,208)	123,103
Trade payables	(11,694)	(1,474,303)
Due from/to related party	(8,878)	127

	88,119	(1,682,818)

16.	Fair value measurements

The Company uses a fair value hierarchy, based on the relative objectivity of inputs used to measure fair value, with Level 1 representing inputs with the highest level of objectivity and Level 3 representing the lowest level of objectivity.

The fair values of cash and cash equivalents, restricted cash, grants and accounts receivables, due from (to) related parties, and trade and other payables are classified at level 1 as they approximate their carrying values due to the short-term nature of these instruments. The current portion of long-term debt has been included in the below table.

The fair values of the convertible promissory notes, secured convertible debentures and unsecured convertible debentures are classified at level 3 as they were accounted for under the fair value option election of ASC 825 and the estimated fair value was computed using significant inputs that are not observable in the market.

The fair values of the funding obligation, operating lease liabilities, and long-term debt are classified at Level 3 in the fair value hierarchy as it each instrument estimated based on unobservable inputs including discounted cash flows using the market rate, which is subject to similar risks and maturities with comparable financial instruments as at the reporting date.

Carrying values and fair values of financial instruments that are not carried at fair value are as follows:

	March 31, 2021		December 31, 2020
	Carrying value	Fair value	Carrying value	Fair value
Financial liability	$	$	$	$
Funding obligation	816,450	625,413	776,884	571,839
Operating lease liabilities	1,320,089	1,076,063	270,581	270,641
Long-term debt	3,929,716	3,326,454	3,034,048	2,734,931

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

17.	Revenue

Revenue is disaggregated as follows:

	Three months ended March 31,
	2021	2020

Product sales	22,047	1,922

Contract revenue [1]	408,920	153,471
Other development revenue	165,336	284,946

Development revenue	574,256	438,417

	596,303	440,339

[1]

Contract revenue represents previously recorded deferred revenue that was recognized as revenue after satisfaction of performance obligation either through passage of time or after completion of specific performance milestones. Refer to note 18 for outstanding contracts.

18.	Deferred revenue

Deferred revenue consists of the following:

	March 31, 2021	December 31, 2020
	$	$

Covestro - Cooperation Framework	735,686	—
Satair A/S-exclusive rights	800,442	815,310
Satair A/S-advance against PO	494,950	488,847
LM Aero-metaSOLAR commercialization	514,016	646,135
US Deferred Revenue	75,000	75,000
Innovate UK-R&D tax credit	18,964	18,778

	2,639,058	2,044,070

Less current portion	1,942,542	1,239,927

	696,516	804,143

19.	(Loss) Gain on financial instruments, net

	Three months ended March 31,
	2021	2020

Loss on secured convertible promissory notes	—	(5,235)
Loss on unsecured convertible promissory notes – Bridge loan	(19,163,417)	—
Gain on unsecured convertible promissory notes – Torchlight notes	191,973	—
Loss on secured convertible debentures	(16,957,029)	—
(Loss) Gain on unsecured convertible debentures	(4,076,448)	248,072

	(40,004,921)	242,837

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

20.	Leases

On August 31, 2020, MMI signed a ten-year lease in Halifax, Canada, commencing January 1, 2021, for an approximately 53,000 square foot facility, which will host the Company’s holography and lithography R&D labs and manufacturing operations. Commencing in September 2021, the Company was to pay monthly basic rent of CA$28,708 and additional rent for its proportionate share of operating costs and property taxes of CA$24,910 per month, subject to periodic adjustments. In conjunction with signing the lease, the Company entered into a loan agreement with the lessor in the amount of CA$500,000 to fund leasehold improvements.

The Company has accounted for the lease as an operating lease and recorded a right-of-use asset in the amount of $1,021,499. The right-of-use asset is being amortized over the remaining lease term in an amount equal to the difference between the calculated straight-line expense of the total lease payments less the monthly interest calculated on the remaining lease liability.

The Company also has two other noncancellable operating leases in the United States and United Kingdom. In the three months ending March 31, 2021, the Company recognized operating lease expenses in the condensed consolidated interim statements of operations and comprehensive loss of $143,430 (2020 - $69,456).

Future minimum payments under non-cancelable operating lease obligations were as follows as of March 31, 2021:

Remainder of 2021	179,326
2022	282,372
2023	206,776
2024	258,470
2025	273,978
Thereafter	2,219,925

Total minimum lease payments	3,420,847
Less: interest	(2,100,758)

Present value of net minimum lease payments	1,320,089
Less: current portion of lease liabilities	(227,657)

Total long-term lease liabilities	1,092,432

21.	Commitments and contingencies

Contractual Commitments and Purchase Obligations

a)

On January 29, 2021, the Company arranged an irrevocable standby letter of credit with Toronto Dominion Bank (“TD”) in favour of Covestro Deutschland AG (“Covestro”) for EUR600,000 in relation to Cooperation Framework Agreement (“CFA”). In the event the Company fails to meet the performance milestones under the CFA, Covestro shall draw from the letter of credit with TD. The letter of credit was secured by restricted cash of CA$1,000,000 under a cash use agreement which has been recorded as long-term debt in the consolidated balance sheets. As at March 31, 2021, no amount has been drawn from the letter of credit with TD.

b)

During 2020, the Company signed a three-year supply deal with Covestro Deutschland AG, which provides early access to new photo-sensitive holographic film materials, the building block of MMI’s holographic product. This agreement will not only allow early access to Covestro’s R&D library of photopolymer films but will also accelerate MMI’s product development and speed of innovation. Target markets include photonics/optical filters and holographic optical elements, diffusers, laser eye protection, optical combiners, and AR (augmented reality) applications.

Metamaterial Inc.

Notes to condensed consolidated interim financial statements

For the three months ended March 31, 2021, and 2020

c)

During 2018, the Company arranged a guarantee/standby letter of credit with RBC in favour of Satair A/S for $500,000 in relation to an advance payment received. In the event the Company fails to deliver the product as per the contract or refuse to accept the return of the product as per the buyback clause of the contract or fails to repay the advance payment in accordance with the conditions of the agreement signed with Satair on September 18, 2018, Satair shall draw from the letter of credit with RBC. Borrowings from the letter of credit with RBC are repayable on demand. The letter of credit from RBC is secured by a performance security guarantee cover issued by Export Development of Canada. Further, this guarantee/standby letter of credit expires on October 5, 2021. As at March 31, 2021, no amount has been drawn from the letter of credit with RBC.

d)

On December 8, 2016, the Company entered into a cooperation agreement with a large aircraft manufacturer to co-develop laser protection filters for space and aeronautical civil and military applications, metaAIR, and support the setup of manufacturing facilities for product certification and development. The cooperation agreement includes financial support provided to the Company in the form of non-recurring engineering costs of up to $4,000,000 to be released upon agreement of technical milestones in exchange for a royalty fee due by the Company on gross profit after sales and distribution costs. The total royalty fee to be paid may be adjusted based on the timing of the Company’s sales and the amount ultimately paid to the Company by large aircraft manufacturer to support the development.

22.	Subsequent events

a)	On May 11, 2021, the Company received the third and final tranche of ACOA BDP 2019 interest-free loan of $30,138.

b)

On June 9, 2021, the Company signed a lease amendment with its landlord at its Halifax, Canada facility to expand the leased space by approximately 15,000 square feet, reduce the annual rent for the 10-year term of the lease and obtain from the landlord CA$500,000 in cash to fund ongoing tenant improvements. In exchange, the landlord received 993,490 MMI common stock valued at CA$3.40 per share.

c)

On July 13, 2021, the Company issued META 553,500 warrants at an exercise price of $4.50 per share to a consultant and on July 12, 2021, the Company issued META 300,000 warrants at an exercise price $3.94 per share to a consultant.

d)

On August 5, 2021, the Company announced the signing of a definitive agreement to indirectly acquire Nanotech Security Corp. (“Nanotech”). Subject to the terms and conditions of the definitive agreement, a wholly-owned subsidiary of META will purchase 100% of Nanotech’s common shares at CA$1.25 per share. In addition, Nanotech will repurchase restricted share units (“RSU”) to acquire 538,516 Nanotech common shares at a purchase price of CA$1.25 per RSU and in-the-money options to acquire 4,579,000 Nanotech common shares at a purchase price equal to CA$1.25 per option less the exercise price thereof. The consideration payable to securityholders under the arrangement will be payable in cash resulting in an estimated total purchase price of CA$90.8 million.

Reverse take-over transaction (Torchlight RTO)

Arrangement

As discussed in note 1, on December 14, 2020, Meta Materials Inc. and its subsidiaries, Metamaterial Exchangeco Inc. and 2798831 Ontario Inc. (“Callco”) entered into an Arrangement Agreement with Torchlight Energy Resources, Inc. to acquire all the outstanding common stock of MMI. On March 12, 2021, MMI’s annual general and special meeting was held and MMI’s securityholders approved the Arrangement and on June 11, 2021, approvals were obtained from Torchlight shareholders through a special meeting.

On June 25, 2021, Torchlight effected a reverse stock split of its Common Stock, at a ratio of two-to-one, changed its name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.” and declared a dividend, on a one-for-one basis, of stock of Series A Non-Voting Preferred Stock to holders of record of Company Common Stock as of June 24, 2021.

On June 28, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed. The stock of Company Common Stock, previously traded on the NASDAQ under the ticker symbol “TRCH,” commenced trading on the NASDAQ under the ticker symbol “MMAT”.

Securities conversion

Pursuant to the completion of the Arrangement, each common share of MMI that was issued and outstanding immediately prior to June 28, 2021 was converted into the right to receive 1.845 newly issued stock of common stock, par value $0.001 per share of the Resulting Issuer or stock of Canco, which are exchangeable for stock of the Resulting Issuer at the election of each former MMI stockholder. In addition, all of MMI’s outstanding options, deferred share units and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire MMI Common Stock were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire Resulting Issuer Common Stock. Immediately following the completion of the RTO, the former security holders of MMI owned approximately 70% of the Resulting Issuer Common Stock, accordingly, the former shareholders of MMI, as a group, retained control of the Resulting Issuer, and while Torchlight was the legal acquirer of MMI, MMI was deemed to be the acquirer for accounting purposes.

Reverse acquisition

Pursuant to ASC 805 Business combination, the transaction was accounted for as a reverse acquisition since: (i) the shareholders of MMI owned the majority of the outstanding common stock of the Company after the share exchange; (ii) a majority of the directors of the Company are also directors of MMI; and (iii) the previous officers of the Company were replaced with officers designated by MMI. The Company and MMI remain separate legal entities (with the Company as the parent of MMI). These condensed consolidated interim financial statements are those of MMI prior to June 28, 2021 and exclude the balance sheets, results of operations and comprehensive loss, statements of cash flows and stockholders’ equity of Torchlight prior to June 28, 2021.

Had the business combination occurred on January 1, 2021, the impact for the six months ended June 30, 2021 would have been an increase to revenue by $5,977 and an increase in loss by $6,768,457 (June 30, 2020 – increase to revenue by $130,097 and an increase to loss by $6,993,115). These pro forma amounts exclude the interest and fair value impacts of the pre-existing debt owing from MMI to Torchlight. The impact of the business combination on the post-acquisition period was not significant.

Measuring the Consideration Transferred

The accounting acquirer issued no consideration for the acquiree. Instead, the accounting acquiree issued its 196,968,803 common stock to the owners of the accounting acquirer. However, the acquisition-date fair value of the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on the number of equity interests the legal subsidiary would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition. Accordingly, the consideration transferred of $436,214,719 was based on the following calculation:

•

The assumption that MMI would have issued 44,885,634 shares to Torchlight in order for MMI shareholders to own approximately 70% of the outstanding Combined Company Stock at a share price of $7.96, the closing share price of MMI on June 28, 2021 to equal $357,289,644.

•	Adding the fair value of deemed issuance of Torchlight options and warrants that were outstanding at the time of acquisition.

•

Adding the estimated fair value of the obligation created through the Series A Non-Voting Preferred Stock to distribute additional consideration to the previous shareholders based on the proceeds of the acquired Oil and Gas (O&G) assets.

•

Deducting the estimated fair value of the previously existing unsecured promissory notes issued by MMI to Torchlight of $11,000,000 plus interest. These notes were effectively settled pursuant to the close of the Arrangement.

The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the acquiree. The assets and liabilities of the legal acquiree are measured and recognized in the consolidated financial statements at their pre-combination carrying amounts.

Presentation of Condensed Consolidated Financial Statements Post Reverse Acquisition

The condensed consolidated interim financial statements reflect all of the following:

a)	the assets and liabilities of the legal subsidiary (the accounting acquirer) recognized and measured at their pre-combination carrying amounts.

b)	the assets and liabilities of the legal parent (the accounting acquiree) recognized and measured in accordance with ASC 805 Business Combinations.

c)	the retained earnings and other equity balances of the legal subsidiary (accounting acquirer) before the business combination

d)

the amount recognized as issued equity interests in the condensed consolidated interim financial statements determined by adding the issued equity interest of the legal subsidiary (the accounting acquirer) outstanding immediately before the business combination to the fair value of the legal parent (accounting acquiree). However, the equity structure (that is, the number and type of equity interests issued) reflects the equity structure of the legal parent (the accounting acquiree).

All references to common stock, options, deferred share units, and warrants as well as per share amounts have been retroactively restated to reflect the number of stock of the legal parent (accounting acquiree) issued in the reverse acquisition.

The Company believes that information gathered to date provides a reasonable basis for estimating the fair value of assets acquired and liabilities assumed, however the Company is waiting for additional information necessary to finalize these fair values, including updated valuations for Oil and natural gas properties and the Preferred stock liability included as part of the consideration. Therefore, the provisional measurements of fair value set forth below are subject to change. The Company expects to complete the purchase price allocation as soon as practicable but no later than one year from the acquisition date. The following table summarizes the preliminary allocation of the purchase price to the assets acquired on a relative fair value basis:

Amount ($)
Fair value of deemed issuance of MMI’s stock – Common Stock	82,814
Fair value of deemed issuance of MMI’s stock – Additional paid in capital	357,206,830
Fair value of Torchlight’s outstanding warrants – Additional paid in capital	2,943,370
Fair value of Torchlight’s outstanding options – Additional paid in capital	9,397,988

Total Effect on Equity	369,631,002
Effective settlement of notes payable by MMI to Torchlight [1]	(11,322,637)
Preferred stock liability [2]	77,906,354

436,214,719

Net assets (liabilities) of Torchlight:
Cash and cash equivalents	146,954,733
Other assets	501,424
Oil and natural gas properties [2]	72,797,392
Accounts payable	(1,630,859)
Other liabilities	(21,937)
Goodwill [3]	217,613,966

436,214,719

[1]	Notes receivable/Payable

Notes receivable or payable represent unsecured promissory notes previously issued by MMI to Torchlight between September 20, 2020 to February 18, 2021 for proceeds of $11,000,000 plus interest. These notes have been eliminated upon acquisition and subsequent consolidation.

[2]	Oil and natural gas properties and preferred stock liability

On June 11, 2021, Torchlight’s stockholders approved an amendment to its Articles of Incorporation to increase the authorized number of stock of Torchlight’s preferred stock, par value $0.001 per share (“Preferred Stock”), from 10,000,000 shares to 200,000,000 shares. In addition, Torchlight’s Board of Directors formally declared the Preferred Dividend and set June 24, 2021 as the Dividend Record Date.

On June 25, 2021, the Company declared a dividend, on a one-for-one basis, of stock of Series A Non-Voting Preferred Stock (the “Series A Preferred Stock”) to holders of record of Torchlight’s common stock as of June 24, 2021. This preferred stock entitled its holders to receive certain dividends based on the net proceeds of the sale of any assets that are used or held for use in the Company’s oil and gas exploration business (the “O&G Assets”), subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement, or such later date as may be agreed between the Company and the individual appointed to serve as the representative of the holders of Series A Preferred Stock (the “Sale Expiration Date”). The Series A Preferred Stock will automatically be cancelled once the entitled dividends have been paid.

Pursuant to the Arrangement, the Company has reclassified the O&G Assets as assets held for sale since: (i) Management has committed to a plan to sell the assets; (ii) The assets are available for sale in their present condition as of June 30, 2021; (iii) The sale is probable and is expected to close within 1 year; and (iv) The selling price is reasonable in relation to the asset’s current fair value.

The Preferred stock liability is calculated as the estimated net proceeds from the sale the “O&G Assets” in addition to $5 million in expected costs associated with maintaining and selling the assets.

[3]	Goodwill

Goodwill is attributed to the difference between, the total consideration calculated above and deemed to be transferred by the accounting acquirer (MMI) and, the total net assets of the accounting acquiree (Torchlight). Based on the market value of Metas Stock on June 28, 2021, this resulted in total “consideration” being transferred to Torchlight of approximately $436 million. Further, the net assets of Torchlight acquired by MMI has been provisionally estimated to be approximately $219 million. The difference between the $436 million of consideration deemed to have been transferred and the $219 million of net assets acquired results in goodwill of approximately $218 million. Torchlight is delivering a NASDAQ listed legal entity in good standing that will provide the Company with ready access to significant capital sources in the future to fund its growth plans. The acquired goodwill will continue to be assessed for impairment in future periods.